Exhibit 5.b

July 7, 2006

Central States Can Co. of Puerto Rico, Inc.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Re:	Form S-4 Registration Statement (Reg. No. 333-131784)

Ladies and Gentlemen:

We have acted as special counsel to Central States Can Co. of Puerto Rico, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Original Registration Statement”) and Amendment No.1 thereto (“Amendment No. 1 to Registration Statement”) (Registration No. 333-131784) originally filed by Crown Holdings, Inc. (“Parent”), Crown Americas LLC (“Crown Americas”), Crown Americas Capital Corp. (“Capital Corp.” and, together with Crown Americas, the “Issuers”) and the other registrants, including the Company and the other guarantors named therein (the “Guarantors”) on February 13, 2006 and July 7, 2006, respectively, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) (the Original Registration Statement together with Amendment No. 1 to Registration Statement, the “Registration Statement”), for the purpose of registering the issuance by the Issuers of (a) up to an aggregate principal amount of $500,000,000 of the Issuers 7 5/8% Notes due

Central States Can Co. of Puerto Rico, Inc.

July 7, 2006

2013 (the “New 2013 Notes”) and the guarantees thereof by the Guarantors (the “New 2013 Notes Guarantees”) and (b) up to an aggregate principal amount of $600,000,000 of the Issuers 7 3/4% Notes due 2015 (the “New 2015 Notes” and, together with the New 2013 Notes, the “New Notes”) and the guarantees thereof by the Guarantors (the “New 2015 Notes Guarantees” and, together with the New 2013 Notes Guarantees, the “New Guarantees”), in each case, under the Securities Act. The New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuers outstanding (i) 7 5/8% Notes due 2013 issued on November 18, 2005 (the “Old 2013 Notes”) and (ii) 7 3/4% Notes due 2015 issued on November 18, 2005 (the “Old 2015 Notes” and, together with the Old 2013 Notes, the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”), pursuant to (x) the Registration Rights Agreement dated as of November 18, 2005 with respect to the Old 2013 Notes (the “2013 Registration Rights Agreement”) and (y) the Registration Rights Agreement dated as of November 18, 2005 with respect to the Old 2015 Notes (the “2015 Registration Rights Agreement, and, together with the 2013 Registration Rights Agreement, the “Registration Rights Agreements”), respectively, by and among the Issuers, the Company and the other Guarantors, Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities, Inc. and Bank of America Securities LLC, as Representatives of the several Initial Purchasers named in Schedule I thereto, incorporated by reference as Exhibits 4.h and 4.i, respectively, to the Registration Statement. The Old 2013 Notes, the New 2013 Notes and the New 2013 Notes Guarantees are to be issued pursuant to the terms of an Indenture, dated as of November 18, 2005 (the “2013 Notes Indenture”) by and among the Issuers, the Company, the other Guarantors and Citibank, N.A., as trustee (the “2013 Notes Trustee”), incorporated by reference as Exhibit 4.k to the Registration Statement. The Old 2015 Notes, the New 2015 Notes and the New 2015 Notes Guarantees, are to be issued pursuant to the terms of an Indenture, dated as of November 18, 2005 (the “2015 Notes Indenture” and, together with the 2013 Notes Indenture, the “Indentures”) by and among the Issuers, the Company, the other Guarantors and Citibank, N.A. as trustee (the “2015 Notes Trustee”), incorporated by reference as Exhibits 4.l to the Registration Statement. The Indentures are to be qualified under the Trust Indenture Act.

Central States Can Co. of Puerto Rico, Inc.

July 7, 2006

In rendering the opinions hereinafter set forth, we have examined, in our capacity as special counsel in the State of Ohio to the Company, and for purposes of rendering this opinion, copies of:

(i)	a form of the New Guarantees to be issued by the Company;

(ii)	the Indentures as furnished to us in electronic format on April 13, 2006;

(iii)	the Registration Rights Agreements as furnished to us in electronic format on April 13, 2006; and

(iv)	the certificates of an officer of the Company dated November 18, 2005 and July 7, 2006 (together, the “Officer’s Certificates”).

(The documents listed in subparagraphs (i), (ii) and (iii) above being referred to herein collectively as the “Documents”).

In addition, we have examined (a) a Certificate of Good Standing with respect to the Company issued by the Secretary of State of Ohio, dated as of July 3, 2006 (the “Good Standing Certificate”), (b) the Articles of Incorporation of the Company certified by the Secretary of State of Ohio on July 3, 2006, (c) a copy of the Code of Regulations of the Company, certified to us in the Officer’s Certificates as being complete and in full force and effect as of the dates provided in the Officer’s Certificates, (d) a copy of the resolutions adopted by the Board of Directors of the Company and dated as of November 16, 2005, certified to us in the Officer’s Certificates as being complete and in full force and effect as of the dates provided in the Officer’s Certificates, and (e) such other certificates, documents, instruments, laws, statutes, regulations and other matters as we have deemed necessary or advisable in order to render the following opinion.

Central States Can Co. of Puerto Rico, Inc.

July 7, 2006

In rendering this opinion, we have, with your permission, assumed the authenticity of all records, documents, agreements, certificates and instruments examined by us, the correctness of the information contained in all records, documents, agreements, certificates and instruments examined by us, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements, certificates and instruments (other than persons executing documents, agreements, certificates and instruments on behalf of the Company), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements, certificates or instruments.

We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation. As to all matters of fact which are material to our opinion, we have relied, without any independent due diligence or other investigation, upon the truth and accuracy of the representations, warranties and recitals of fact (as opposed to conclusions of law) made or set forth in the Documents and in the Officer’s Certificates, but we have no knowledge that any such statements are inaccurate or incomplete.

As used in the opinion with respect to the Company, the phrases “corporate power and authority” and “duly authorized” refer and are limited to the Ohio General Corporation Law (R.C. Chapter 1701) and to the Articles of Incorporation and Code of Regulations of the Company and the resolutions adopted by the Board of Directors of the Company referred to hereinabove.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, and to the extent that the law of the State of Ohio applies, we are of the opinion that:

(1) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Ohio, the jurisdiction of its organization, and the Company has the corporate power and authority to execute,

Central States Can Co. of Puerto Rico, Inc.

July 7, 2006

deliver and perform its obligations under the Indentures and the New Guarantees of the Company.

(2) The execution, delivery and performance by the Company of its obligations under the New Guarantees of the Company have been duly authorized by the Company.

(3) The Company has duly executed and delivered the Indentures.

The opinions set forth above are subject to the following qualifications and limitations:

In issuing this opinion letter, we have acted only as members of the bar of the State of Ohio. We express no opinion as to matters under or involving any laws other than the laws of the State of Ohio or applicable federal law. We have made no investigation or review of any laws, rules, regulations, judgments, degrees, franchises, certificates, or the like, other than the laws, rules and regulations of the State of Ohio relating to the Company. This opinion speaks as of its date and is strictly limited to the matters stated herein. This opinion is given to you solely for use in connection with the filing of the Registration Statement and may not be relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

We assume no obligation to update or supplement this opinion in response to subsequent changes in the law or future events affecting the transactions contemplated by the Documents. Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or incorporated by any person or, except as expressly stated above with respect to the prospectus contained in the Registration Statement, in any offering statement or memorandum or prospectus, without our prior written consent.

Very truly yours,

Vorys, Sater, Seymour and Pease LLP